Exhibit 99.1

3rd Quarter Report

September 30, 2004

Union Bankshares, Inc.
----------------------
Amex: UNB

Consolidated Balance Sheets (unaudited)


ASSETS                                     September 30, 2004    September 30, 2003

Cash and Due from Banks                          $ 14,683,486          $ 21,804,010
Federal Funds Sold & Overnight Deposits             2,284,526             2,687,166
Interest Bearing Deposits in Banks                  6,908,793             4,434,283
Securities Available for Sale                      42,024,407            38,316,765
Loans Held for Sale                                 9,564,930            23,759,291
Loans, net                                        275,126,387           252,586,501
Reserve for Loan Losses                            (3,093,149)           (3,031,783)
Premises and Equipment, net                         4,946,233             4,486,785
Other Real Estate Owned                               200,000               125,811
Accrued Interest & Other Assets                     7,913,922             7,937,066
                                                 ------------          ------------
      Total Assets                               $360,559,535          $353,105,895
                                                 ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest Bearing Deposits                    $ 56,017,183          $ 47,615,727
Interest Bearing Deposits                         252,704,230           253,657,226
Borrowed Funds                                      6,739,902             7,633,579
Accrued Interest & Other Liabilities                3,223,079             3,815,078
Common Stock                                        9,824,322             9,820,772
Paid-in Capital                                        66,337                43,700
Retained Earnings                                  33,145,709            31,464,975
Accumulated Other Comprehensive Income                560,704               776,769
Treasury Stock at Cost                             (1,721,931)           (1,721,931)
                                                 ------------          ------------

      Total Liabilities and
       Shareholders' Equity                      $360,559,535          $353,105,895
                                                 ============          ============

Standby Letters of Credit were $1,120,000 and $814,000 at September 30, 2004 and 2003 respectively.


Consolidated Statements of Income (unaudited)


                                    9/30/2004     9/30/2003      9/30/2004      9/30/2003
                                       (3 months ended)             (9 months ended)

Interest Income                    $5,115,909    $5,081,024    $14,884,934    $15,331,023
Interest Expense                      806,080       979,473      2,466,720      3,290,255
                                   ----------    ----------    -----------    -----------
  Net Interest Income               4,309,829     4,101,551     12,418,214     12,040,768
Provision for Loan Losses              30,000        30,000         30,000        114,000
                                   ----------    ----------    -----------    -----------

  Net Interest Income after
   Provision for Loan Losses        4,279,829     4,071,551     12,388,214     11,926,768

Trust Income                           56,514        39,569        147,931        120,019
Non-interest Income                   826,038       789,203      2,566,405      2,415,364
Non-interest Operating Expenses:
  Salaries & Wages                  1,358,331     1,298,257      4,079,047      4,060,884
  Pension & Employee Benefits         408,144       505,349      1,534,019      1,433,647
  Occupancy expenses, net             173,320       149,385        554,801        506,323
  Equipment expense                   249,884       223,282        691,146        670,644
  Other expenses                      832,151       787,610      2,487,818      2,476,511
                                   ----------    ----------    -----------    -----------
  Total                             3,021,830     2,963,883      9,346,831      9,148,009
                                   ----------    ----------    -----------    -----------
Income before Taxes                 2,140,551     1,936,440      5,755,719      5,314,142
Income Tax Expense                    641,160       573,695      1,677,352      1,533,910
                                   ----------    ----------    -----------    -----------
Net Income                          1,499,391     1,362,745      4,078,367      3,780,232
                                   ==========    ==========    ===========    ===========

Earnings per Share                      $0.33         $0.30          $0.90          $0.83
Book value per Share                                                 $9.20          $8.88


DIRECTORS
UNION BANKSHARES, INC. & UNION BANK
Richard C. Sargent, Chairman    Franklin G. Hovey II
Cynthia D. Borck                Richard C. Marron
William T. Costa, Jr.           Robert P. Rollins
Kenneth D. Gibbons              John H. Steel


OFFICERS
UNION BANKSHARES, INC.
Richard C. Sargent         Chairman
Cynthia D. Borck           Vice President
Kenneth D. Gibbons         President & CEO
Marsha A. Mongeon          Vice President/Treasurer
Robert P. Rollins          Secretary
JoAnn A. Tallman           Assistant Secretary


CITIZENS DIVISION ADVISORY BOARD
Cynthia D. Borck            Kenneth D. Gibbons
J.R. Alexis Clouatre        Franklin G. Hovey II
William T. Costa, Jr.       Larry D. Sharer
Dwight A. Davis


OFFICERS UNION BANK
Wanda L. Allaire       Assistant Vice President           Morrisville
Rhonda L. Bennett      Vice President                     Morrisville
John T. Booth, Jr.     Finance Officer                    Morrisville
Cynthia D. Borck       Executive Vice President           Morrisville
Stacey L.B. Chase      Assistant Treasurer                Morrisville
Alice H. Claflin       Trust Officer                      St. Johnsbury
Jeffrey G. Coslett     Assistant Vice President           Morrisville
Peter J. Eley          Senior Vice President              Morrisville
Fern C. Farmer         Assistant Vice President           Morrisville
Patsy S. French        Assistant Vice President           Jeffersonville
Karen C. Gammell       Assistant Treasurer                Lyndonville
Kenneth D. Gibbons     President & CEO                    Morrisville
Melissa A. Greene      Assistant Treasurer                Hardwick
Claire A. Hindes       Assistant Vice President           Morrisville
Patricia N. Hogan      Vice President                     Morrisville
Tracey D. Holbrook     Vice President                     St. Johnsbury
Lynne P. Jewett        Assistant Treasurer                Morrisville
Peter R. Jones         Vice President                     Morrisville
Stephen H. Kendall     Assistant Vice President           Fairfax
Susan O. Laferriere    Vice President                     St. Johnsbury
Margaret S. Lambert    Assistant Vice President           Morrisville
Dennis J. Lamothe      Vice President                     St. Johnsbury
Susan F. Lassiter      Assistant Vice President           Jeffersonville
Phillip L. Martin      Vice President                     Stowe
Marsha A. Mongeon      Senior Vice President/Treasurer    Morrisville
Mildred R. Nelson      Assistant Vice President           Littleton
Barbara A. Olden       Assistant Vice President           St. Johnsbury Ctr.
Deborah J. Partlow     Trust Officer                      Morrisville
Colleen D. Putvain     Assistant Treasurer                Morrisville
Robert P. Rollins      Secretary                          Morrisville
Ruth P. Schwartz       Vice President                     Morrisville
Robyn A. Sheltra       Assistant Treasurer                Stowe
David S. Silverman     Senior Vice President              Morrisville
Sara J. Small          Assistant Treasurer                Morrisville
JoAnn A. Tallman       Assistant Secretary                Morrisville
Francis E. Welch       Assistant Vice President           Morrisville

                     For more company information,
                     please visit Union Bank's web site
                     at www.unionbankvt.com

                                                            October 27, 2004

Dear Shareholder:

With foliage season in the northern regions of Vermont almost over, we look back on a period of great weather and vibrant colors, especially when compared to the wet summer we just experienced. Reports indicating the number of tourist visits are good, boding well for our local and state economies.

We are pleased to report growth in income, deposits, loans, and assets compared with the third quarter of 2003. The growth in net income is predominantly from an improvement in net interest income due to a few factors. Interest expense on deposits decreased as the "run off" in high rate certificates of deposit lowered our cost of funds. Also, short-term interest rates on loans have increased due to the Federal Reserve Bank increasing the targeted Fed Funds rate which resulted in three increases in the prime rate during the third quarter. Loan volume also was strong, especially in the municipal and commercial real estate areas.

Interest rates for long-term residential mortgages have remained low, resulting in continued activity in this area. We continue to "sell" many of these loans to the secondary market in order to manage our interest rate risk, effectively reducing our portfolio of loans held for sale in anticipation of a rise in long-term rates.

On the operations side, we see continued growth in deposits, especially checking accounts. We believe this is due to the many options customers have available to access their account information. Check imaging was rolled out in August providing customers the ability to view checks online via our NetTeller product. Account holders also may use our Express Telebanking (phone access), any of our 29 ATMs, or any of our 12 traditional banking offices. You can even pay your bills online with our PowerPay service.

Clearly, technology has become very important to us for the delivery of our products. Unfortunately, the cost of new banking technology is expensive. To date this year we have expended over $1 million. We believe this expenditure is necessary to provide competitive, secure banking products. We are committed to both traditional and electronic delivery of banking services to our customers.

Once again this year, two of our mortgage lenders received Top Producers Awards in their respective markets from the Vermont Housing Finance Agency. Sue Laferriere, of our Railroad Street, St. Johnsbury office, and Wanda Allaire, of our Morrisville Plaza office, were recently recognized by the VHFA for their extra effort in enabling Vermonters to purchase new homes.

On October 13th, the Board of Directors voted a dividend of $.24 per share to shareholders of record October 23rd, payable October 27th. This is an increase of $.02 per share over the previous four dividends. Enclosed is your dividend check or advice of deposit.

If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at (802) 888-6600 to receive an authorization form.

Sincerely,

/s/ Richard C. Sargent                 /s/ Kenneth D. Gibbons
Richard C. Sargent                     Kenneth D. Gibbons
Chairman                               President & CEO


SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:

Corporate Name: Union Bankshares, Inc.
Transfer Agent: Union Bank
P.O. Box 667
Morrisville, VT 05661-0667
Phone: 802-888-6600
Fax: 802-888-4921
E-mail: ubexec@unionbankvt.com

American Stock Exchange Ticker Symbol: UNB


UNION BANK OFFICES

Fairfax                 Littleton, NH          St. Johnsbury
Route 104*              Loan Center            364 Railroad St.*
802.849.2600            241 Main St.           802.748.3131
                        603.444.7136
Hardwick                                       325 Portland St.*
103 VT Route 15*        Lyndonville            802.748.3121
802.472.8100            183 Depot St.*
                        802.626.3100           St. Johnsbury Ctr.
Hyde Park                                      Green Mtn. Mall*
250 Main St.            Morrisville            1998 Memorial Dr.
802.888.6880            20 Lower Main St.*     802.748.2454
                        802.888.6600
Jeffersonville                                 Stowe
44 Main St.*            Northgate Plaza*       47 Park St.*
802.644.6600            Route 100              802.253.6600
                        802.888.6860
Johnson
198 Lower Main St.*               *ATM's at these branches
802.635.6600


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